NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
February 12, 2015

RECORD 2014 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 12, 2015 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced record operating results for the quarter and year ended December 31, 2014. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands, except per share data)
Revenues	$115,315	$103,992	$434,847	$393,525

Net earnings available to common stockholders	$44,898	$35,382	$155,167	$132,222
Net earnings per common share	$0.35	$0.29	$1.24	$1.10

FFO available to common stockholders	$72,277	$60,646	$260,977	$229,518
FFO per common share	$0.56	$0.50	$2.09	$1.91

Recurring FFO available to common stockholders	$70,485	$61,815	$259,441	$230,965
Recurring FFO per common share	$0.55	$0.51	$2.08	$1.93

AFFO available to common stockholders	$71,970	$63,603	$264,043	$238,917
AFFO per common share	$0.56	$0.52	$2.12	$1.99

•	Portfolio occupancy was 98.6% at December 31, 2014, as compared to 98.8% at September 30, 2014 and 98.2% at December 31, 2013

2014 Highlights:

•	Increased annual FFO per common share 9.4%

•	Increased annual Recurring FFO per common share 7.8%

•	Increased annual AFFO per common share 6.5%

•	Dividend yield of 4.2% at December 31, 2014

•
Dividends per common share increased to $1.65 marking the 25th consecutive year of annual dividend increases - making the company one of only four equity REITs and one of only 99 public companies with 25 or more consecutive annual dividend increases

•	Maintained high occupancy levels at 98.6% with weighted average remaining lease term of 12 years

2014 Highlights (continued):

•	Invested $618.1 million in 221 properties with an aggregate gross leasable area of approximately 2,417,000 square feet at an initial cash yield of 7.5%

•	Sold 27 properties for $55.4 million, producing $10.9 million of gains on sale, net of income tax and noncontrolling interest at a cap rate of 7.2%

•	Renewed 82% of 39 expiring leases at 101.1% of expiring rent with no tenant improvement expenditures

•	Raised $695.8 million of new long term capital at attractive pricing

◦	Raised $349.7 million in net proceeds from the issuance of 9,643,268 common shares

◦	Raised $346.1 million in net proceeds from the issuance of 3.90% senior unsecured notes due 2024

•
Expanded unsecured bank credit facility to $650 million while extending the term to January 2019 and reducing the interest rate to Libor + 92.5 basis points. As of December 31, 2014, there was no outstanding balance

•	Paid off $150 million principal amount of 6.25% senior unsecured notes due 2014

•	99% of properties are not encumbered with secured mortgage debt

•	Total shareholder return of 35.8% for 2014 exceeds peers, industry averages and general equity averages

•	Total annual shareholder return of 15.9% over the past 25 years exceeds peers, industry averages and general equity averages

Investments and Dispositions for the quarter ended December 31, 2014:

•	Investments:

◦	$86.6 million in property investments, including the acquisition of 19 properties with an aggregate gross leasable area of approximately 411,000 square feet

•	Dispositions:

◦	3 properties with net proceeds of $13.9 million, producing $3.1 million of gains on sales, net of income tax

Craig Macnab, Chief Executive Officer, commented: "2014 was another excellent year for National Retail Properties. For the past three years, we have grown recurring FFO per share by, on average, 9.8% per annum. Importantly, we have sustained this multi-year performance while lowering the use of debt. Our fortress-like balance sheet and differentiated ability to source retail real estate for acquisition provides us with confidence that we can sustain our multi-year track record. Also, we are extremely  proud to have raised our annual dividend for the 25th consecutive year joining the elite Dividend Aristocrat group of companies which have been able to consistently grow results through all types of economic environments."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2014, the company owned 2,054 properties in 47 states with a gross leasable area of approximately 22.5 million square feet and with a weighted average remaining lease term of 12 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 12, 2015, at 9:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-K with the SEC for the quarter and year ended December 31, 2014. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings

(computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.
In April 2014, the FASB issued Accounting Standards Update ("ASU") 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposal of Components of an Entity,” effective for fiscal years beginning on or after December 15, 2014, with early adoption permitted beginning January 1, 2014. Under ASU 2014-08, only disposals representing a strategic shift in operations are to be presented as discontinued operations. NNN has elected early adoption of ASU 2014-08. This requires the company to continue to classify any property disposal or property classified as held for sale as of December 31, 2013, as discontinued operations prospectively. Therefore, the revenues and expenses related to these properties are presented as discontinued operations as of December 31, 2014. The company did not classify any additional properties as discontinued operations subsequent to December 31, 2013. The adoption of ASU 2014-08 did not have a significant impact on NNN’s financial position or results of operations.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Income Statement Summary

Revenues:
Rental and earned income	$110,248	$99,120	$416,842	$376,424
Real estate expense reimbursement from tenants	4,093	3,998	13,875	13,340
Interest and other income from real estate transactions	510	373	2,296	1,471
Interest income on commercial mortgage residual interests	464	501	1,834	2,290
	115,315	103,992	434,847	393,525

Operating expenses:
General and administrative	7,712	7,332	32,518	31,095
Real estate	5,236	5,627	18,905	18,497
Depreciation and amortization	30,376	27,182	116,162	99,274
Impairment – commercial mortgage residual interests valuation	—	1,169	256	1,185
Impairment losses and other charges, net of recoveries	198	30	760	3,580
	43,522	41,340	168,601	153,631

Other expenses (revenues):
Interest and other income	(113)	(60)	(357)	(1,493)
Interest expense	21,830	20,209	85,510	85,822
Real estate acquisition costs	202	35	1,391	1,485
	21,919	20,184	86,544	85,814

Income tax benefit (expense)	797	(226)	75	(74)

Earnings from continuing operations	50,671	42,242	179,777	154,006

Earnings from discontinued operations, net of income tax expense	—	1,885	124	5,972

Earnings before gain on disposition of real estate, net of income tax expense	50,671	44,127	179,901	159,978

Gain on disposition of real estate, net of income tax expense	3,103	107	11,269	107

Earnings including noncontrolling interests	53,774	44,234	191,170	160,085

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	(17)	7	(569)	223
Discontinued operations	—	—	—	(163)
	(17)	7	(569)	60

Net earnings attributable to NNN	53,757	44,241	190,601	160,145
Series D preferred stock dividends	(4,762)	(4,762)	(19,047)	(19,047)
Series E preferred stock dividends	(4,097)	(4,097)	(16,387)	(8,876)
Net earnings available to common stockholders	$44,898	$35,382	$155,167	$132,222

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Weighted average common shares outstanding:
Basic	128,332	121,118	124,258	118,204
Diluted	128,813	121,309	124,710	119,865

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.35	$0.27	$1.24	$1.06
Discontinued operations	—	0.02	—	0.05
Net earnings	$0.35	$0.29	$1.24	$1.11

Diluted:
Continuing operations	$0.35	$0.27	$1.24	$1.05
Discontinued operations	—	0.02	—	0.05
Net earnings	$0.35	$0.29	$1.24	$1.10

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$44,898	$35,382	$155,167	$132,222
Real estate depreciation and amortization:
Continuing operations	30,284	27,124	115,888	99,048
Discontinued operations	—	12	3	343
Gain on disposition of real estate, net of tax and noncontrolling interest	(3,103)	(1,975)	(10,904)	(5,442)
Impairment charges – real estate	198	103	823	3,347
Total FFO adjustments	27,379	25,264	105,810	97,296
FFO available to common stockholders	$72,277	$60,646	$260,977	$229,518

FFO per common share:
Basic	$0.56	$0.50	$2.10	$1.94
Diluted	$0.56	$0.50	$2.09	$1.91

Recurring Funds from Operations Reconciliation:
Net earnings available to common stockholders	$44,898	$35,382	$155,167	$132,222
Total FFO adjustments	27,379	25,264	105,810	97,296
FFO available to common stockholders	72,277	60,646	260,977	229,518

Impairment – commercial mortgage residual interests valuation	—	1,169	256	1,185
Impairment charges – real estate	—	—	—	759
Income tax benefit	(1,792)	—	(1,792)	—
Notes receivable redemption income	—	—	—	(497)
Total Recurring FFO adjustments	(1,792)	1,169	(1,536)	1,447
Recurring FFO available to common stockholders	$70,485	$61,815	$259,441	$230,965

Recurring FFO per common share:
Basic	$0.55	$0.51	$2.09	$1.95
Diluted	$0.55	$0.51	$2.08	$1.93

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$44,898	$35,382	$155,167	$132,222
Total FFO adjustments	27,379	25,264	105,810	97,296
Total Recurring FFO adjustments	(1,792)	1,169	(1,536)	1,447
Recurring FFO available to common stockholders	70,485	61,815	259,441	230,965

Straight-line accrued rent	(318)	483	(1,731)	165
Net capital lease rent adjustment	356	343	1,369	1,573
Below market rent amortization	(692)	(613)	(2,631)	(2,445)
Stock based compensation expense	2,450	1,934	9,224	7,459
Capitalized interest expense	(311)	(359)	(1,629)	(1,369)
Convertible debt interest expense	—	—	—	2,072
Notes receivable redemption income	—	—	—	497
Total AFFO adjustments	1,485	1,788	4,602	7,952
AFFO available to common stockholders	$71,970	$63,603	$264,043	$238,917

AFFO per common share:
Basic	$0.56	$0.53	$2.12	$2.02
Diluted	$0.56	$0.52	$2.12	$1.99

Other Information:
Percentage rent	$585	$757	$1,074	$1,558
Amortization of debt costs	$716	$658	$2,782	$3,118
Scheduled debt principal amortization (excluding maturities)	$326	$275	$1,151	$1,070
Non-real estate depreciation expense	$98	$63	$297	$248

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations: Effective January 1, 2014, NNN has early adopted ASU 2014-08. Under ASU 2014-08, only disposals representing a strategic shift in operations are to be presented as discontinued operations. This requires the company to continue to classify any property disposal or property classified as held for sale as of December 31, 2013, as discontinued operations prospectively. Therefore, the revenues and expenses related to these properties are presented as discontinued operations as of December 31, 2014. The company did not classify any additional properties as discontinued operations subsequent to December 31, 2013.

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues:
Rental and earned income	$—	$110	$—	$1,858
Real estate expense reimbursement from tenants	5	6	23	97
Interest and other income from real estate transactions	—	—	21	33
	5	116	44	1,988

Expenses:
General and administrative	—	—	—	6
Real estate	5	14	9	203
Depreciation and amortization	—	12	3	343
Impairment losses and other charges	—	73	63	541
Interest	—	—	—	41
Real estate acquisition costs	—	—	—	209
	5	99	75	1,343

Gain on disposition of real estate	—	1,870	155	6,272
Income tax expense	—	(2)	—	(945)

Earnings from discontinued operations attributable to NNN, including noncontrolling interests	—	1,885	124	5,972
Loss attributable to noncontrolling interests	—	—	—	(163)
Earnings from discontinued operations attributable to NNN	$—	$1,885	$124	$5,809

National Retail Properties, Inc. (in thousands) (unaudited)

	December 31, 2014	December 31, 2013
Balance Sheet Summary

Assets:
Cash and cash equivalents	$10,604	$1,485
Receivables, net of allowance	3,013	4,107
Mortgages, notes and accrued interest receivable	11,075	17,119
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	4,717,680	4,259,384
Accounted for using the direct financing method	16,974	18,342
Real estate held for sale	5,395	9,324
Commercial mortgage residual interests	11,626	11,721
Accrued rental income, net of allowance	25,659	24,797
Debt costs, net of accumulated amortization	16,453	12,877
Other assets	108,235	95,367
Total assets	$4,926,714	$4,454,523

Liabilities:
Line of credit payable	$—	$46,400
Mortgages payable, net of unamortized premium	26,339	9,475
Notes payable, net of unamortized discount	1,714,715	1,514,184
Accrued interest payable	17,396	17,142
Other liabilities	85,172	89,037
Total liabilities	1,843,622	1,676,238

Stockholders’ equity of NNN	3,082,515	2,777,045
Noncontrolling interests	577	1,240
Total equity	3,083,092	2,778,285

Total liabilities and equity	$4,926,714	$4,454,523

Common shares outstanding	132,010	121,992

Gross leasable area, Property Portfolio (square feet)	22,479	20,402

National Retail Properties, Inc Debt Summary As of December 31, 2014 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 92.5 bps	—	January 2019

Unsecured notes payable:

2015	150,000	149,952	6.150%	6.185%	December 2015
2017	250,000	249,693	6.875%	6.924%	October 2017
2021	300,000	296,946	5.500%	5.690%	July 2021
2022	325,000	321,005	3.800%	3.984%	October 2022
2023	350,000	347,790	3.300%	3.388%	April 2023
2024	350,000	349,329	3.900%	3.924%	June 2024
Total	1,725,000	1,714,715

Total unsecured debt	$1,725,000	$1,714,715

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$15,099	5.230%	July 2023
Mortgage(1)	6,180	5.750%	April 2016
Mortgage(1)	2,922	6.400%	February 2017
Mortgage	1,577	6.900%	January 2017
Mortgage(2)	561	8.660%	Sept 2016 - April 2019
	$26,339
(1) Includes unamortized premium
(2) Represents the total balance of three separate mortgage loans and their weighted average interest rate

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of December 31,
	Line of Trade	2014(1)	2013(2)
1.	Convenience stores	18.0%	19.7%
2.	Restaurants - full service	9.1%	9.7%
3.	Automotive service	7.2%	7.6%
4.	Restaurants - limited service	6.5%	5.5%
5.	Theaters	5.2%	4.5%
6.	Family entertainment centers	5.1%	2.3%
7.	Automotive parts	4.7%	5.1%
8.	Health and fitness	3.9%	4.3%
9.	Banks	3.7%	4.1%
10.	Sporting goods	3.5%	3.7%
11.	Recreational vehicle dealers, parts and accessories	3.1%	3.2%
12.	Wholesale clubs	2.9%	3.1%
13.	Drug stores	2.5%	2.6%
14.	Consumer electronics	2.4%	2.7%
15.	Travel plazas	2.3%	2.1%
16.	Home improvement	2.1%	2.5%
17.	Medical service providers	2.0%	1.6%
18.	Home furnishings	1.9%	1.6%
19.	Grocery	1.6%	1.5%
20.	General merchandise	1.6%	1.5%
	Other	10.7%	11.1%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.4%	6.	Virginia	4.2%
2.	Florida	9.7%	7.	Indiana	4.0%
3.	North Carolina	5.5%	8.	Ohio	3.3%
4.	Illinois	5.0%	9.	Pennsylvania	3.3%
5.	Georgia	4.9%	10.	California	3.1%

(1)	Based on the annualized base rent for all leases in place as of December 31, 2014.

(2)	Based on the annualized base rent for all leases in place as of December 31, 2013.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (>2.0%)

	Properties	% of Total (1)
Energy Transfer Partners (Sunoco)	125	6.5%
Mister Car Wash	87	4.6%
Pantry	86	4.0%
7-Eleven	78	3.9%
LA Fitness	21	3.8%
SunTrust	121	3.6%
AMC Theatre	15	3.2%
Camping World	25	3.1%
Chuck E. Cheese's	53	3.0%
BJ's Wholesale Club	7	2.9%
Best Buy	19	2.4%
Gander Mountain	10	2.2%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2015	1.2%	30	384,000	2021	4.4%	102	1,005,000
2016	1.5%	31	558,000	2022	6.4%	95	1,171,000
2017	3.2%	49	1,074,000	2023	3.0%	55	946,000
2018	6.9%	182	1,643,000	2024	2.9%	50	771,000
2019	3.4%	74	1,030,000	2025	5.4%	122	931,000
2020	3.9%	112	1,406,000	Thereafter	57.8%	1,114	11,019,000

(1)	Based on the annual base rent of $439,823,000, which is the annualized base rent for all leases in place as of December 31, 2014.

(2)	As of December 31, 2014, the weighted average remaining lease term is 12 years.

(3)	Square feet.